FLIR Systems Acquires Aeryon Labs for $200M
Acquisition Expands FLIR’s Unmanned Systems Solutions with Advanced Airframes, Sensors, and Flight Management Software for Government and Defense Customers
WILSONVILLE, Ore., January 28, 2019 – FLIR Systems, Inc. (NASDAQ: FLIR) announced today that it has acquired Aeryon Labs Inc., a leading developer of high-performance unmanned aerial systems (UAS) for the global military, public safety, and critical infrastructure markets for $200 million. Aeryon’s vertical takeoff and landing quad-copter airframes integrate multiple sensors, including FLIR thermal technology, to provide users with immediate high-resolution intelligence, surveillance, and reconnaissance (ISR) capability.

Based in Waterloo, Canada, and with offices in Denver and Salt Lake City, Aeryon Labs was founded in 2007 and is a leading designer and manufacturer of mission-focused Group 1 UAS solutions built around aircraft under 20 pounds. Aeryon’s family of UAS are deployed by 20 militaries in over 30 countries around the world, including the United States Department of Defense. Aeryon develops UAS solutions that includes hardware, embedded software, ground control stations, sensors, software for flight operations, as well as supporting services for its global customers.

“The acquisition of Aeryon Labs reinforces our long-term strategy to move beyond providing sensors to the development of complete solutions that save lives and livelihoods,” said Jim Cannon, President and CEO of FLIR Systems. “This acquisition, coupled with our acquisition of Prox Dynamics in 2016, greatly increases our unmanned systems solutions capabilities, expanding beyond nano-UAS into Group 1 UAS solutions for military. We intend to continue to invest and build this area of our business and broaden our capabilities as we view unmanned and autonomous solutions to be a significant opportunity for organic growth in the coming years.”

Rugged, reliable, and field-proven, Aeryon’s SkyRanger UAS are rucksack portable and can be deployed in minutes by a single operator. SkyRanger UAS are renowned for operating in demanding environments and inclement weather, including at high altitudes, gusting winds, and rain and snow. The latest additions to the SkyRanger family of aircraft establish a new benchmark for small UAS performance and reliability. Now with a modular and open architecture, end users and third party developers can create tightly integrated payloads and software systems for the SkyRanger platform, enabling rapid solution development, onboard artificial intelligence, and autonomous operations.

“We’re thrilled to join the FLIR family and to have a large, growth-oriented technology company as our new home,” said Dave Kroetsch, Co-founder and CTO of Aeryon Labs. “As drone technology and its markets evolve, customers are seeking UAS as just one component of a broader solution. While Aeryon has been evolving in that direction for the past few years, being part of FLIR Systems brings a path to include our hardware and software technologies in much bigger solutions than would have ever been possible on our own.”

Aeryon Labs is now part of the FLIR Government and Defense Business Unit’s Unmanned Systems and Integrated Solutions division.The transaction is expected to be $0.02 dilutive to FLIR Systems’ 2019 earnings due to anticipated product development investments, and accretive thereafter. FLIR Systems’ management will discuss this strategic acquisition during its 2018 Q4 earnings call scheduled for February 13 at 9 a.m. Eastern Standard Time.

About FLIR Systems
Founded in 1978 and headquartered in Wilsonville, Oregon, FLIR Systems is a world-leading maker of sensor systems that enhance perception and heighten awareness, helping to save lives, improve productivity, and protect the environment. Through its nearly 3,700 employees, FLIR Systems’ vision is to be “The World’s Sixth Sense” by leveraging thermal imaging and adjacent technologies to provide innovative, intelligent solutions for security and surveillance, environmental and condition monitoring, outdoor recreation, machine vision, navigation, and advanced threat detection. For more information, please visit www.flir.com and follow @flir.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may contain words such as “anticipates,” “estimates,” “expects,” “intends,” and “believes” and similar words and expressions and include the assumptions that underlie such statements. Such statements are based on current expectations, estimates, and projections based, in part, on potentially inaccurate assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such forward-looking statements speak only as of the date on which they are made and FLIR Systems does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

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